UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2016

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

On August 2, 2016, NMI Holdings, Inc. (the "Company") issued a news release announcing its financial results for the quarter ended June 30, 2016 and its entry into a quota share reinsurance agreement with a panel of third party reinsurance providers. A copy of the news release is furnished as Exhibit 99.1 to this report. The Company also released a second quarter 2016 information supplement, a copy of which is furnished as Exhibit 99.2 to this report.

Item 7.01    Regulation FD Disclosure

The Company announced today that it has entered into a quota share reinsurance agreement with a panel of third-party reinsurance providers. The news release set forth above in Item 2.02 is hereby incorporated into Item 7.01 by reference.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits.

99.1*    NMI Holdings, Inc. News Release dated August 2, 2016
99.2*    Second Quarter 2016 Information Supplement

The information included in, or furnished with, this report has been "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

_____________________

*  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: August 2, 2016	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1*	NMI Holdings, Inc. News Release dated August 2, 2016
99.2*	Second Quarter 2016 Information Supplement

*  Furnished herewith

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